                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                ----------------


         Date of Report (Date of earliest event reported): MAY 4, 1999
                                                           -----------


                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                         0-23150                    04-2987600
---------------                     -----------              -------------------
(State or other                     (Commission                (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


         32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS           01923
         --------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code: (978) 777-4247
                                                             --------------



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ITEM 5.   OTHER EVENTS.

          On May 4, 1999, the Registrant publicly disseminated a press release announcing its financial results for the first quarter ended March 31, 1999. Revenues for the first quarter ended March 31, 1999 increased by 162 percent to $4,448,000 from $1,697,000 reported in the comparable 1998 quarter. This increase in revenue was due primarily to revenue derived from the sale of the Registrant's Ibis 1000 implanters and a 29 percent increase in the Registrant's wafer product sales. Net income for the 1999 first quarter was $246,000, or $0.03 per share, compared to a net loss of $909,000, or $0.14 per share, in the similar period a year ago. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit.

         99.1        The Registrant's Press Release dated May 4, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IBIS TECHNOLOGY CORPORATION
                                        ----------------------------
                                        (Registrant)



Date: May 5, 1999                       /s/ DEBRA L. NELSON
                                        ----------------------------------------
                                        Debra L. Nelson, Chief Financial Officer




                                       3
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                                  EXHIBIT INDEX

EXHIBIT                                                                         SEQUENTIAL
NUMBER                     DESCRIPTION                                          PAGE NUMBER
------                     -----------                                          -----------
99.1                       The Registrant's Press Release                       5
                           dated May 4, 1999



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